   As filed with the Securities and Exchange Commission on June July 7, 1998
                                                   Registration No. 333-________


================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             BURR-BROWN CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                       86-0445468
 (State or other jurisdiction                  (IRS Employer Identification No.)
of incorporation or organization)

                  6730 TUCSON BOULEVARD, TUCSON, ARIZONA 85706
               (Address of principal executive offices) (Zip Code)


                             BURR-BROWN CORPORATION
                            1993 STOCK INCENTIVE PLAN
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)


                                 SYRUS P. MADAVI
          PRESIDENT AND CHIEF EXECUTIVE OFFICER, CHAIRMAN OF THE BOARD
                             BURR-BROWN CORPORATION
                  6730 TUCSON BOULEVARD, TUCSON, ARIZONA 85706
                    (Name and address of agent for service)
                                 (520) 746-1111
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE


                                                 Proposed         Proposed
  Title of                                        Maximum         Maximum
 Securities                       Amount         Offering        Aggregate         Amount of
    to be                         to be            Price         Offering        Registration
 Registered                     Registered(1)   per Share(2)      Price(2)             Fee
 ----------                     -------------   ------------      --------             ---
1993 Stock Incentive Plan
  Common Stock                 3,000,000        $21.3125         $63,937,500         $18,861.56

Employee Stock Purchase Plan
  Common Stock                   600,000        $21.3125         $12,787,500         $ 3,772.31

                                              Aggregate Filing Fee:$22,633.87


================================================================================

(1) This Registration Statement shall also cover any additional shares of the Registrant's Common Stock which become issuable under the 1993 Stock Incentive Plan and Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on July 1, 1998 as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

        Burr-Brown Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

        a. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the SEC on March 31, 1998;

        b. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 1998 filed with the SEC on May 19, 1998;

        c. The Registrant's Registration Statement No. 00-011438 on Form 8-A filed with the SEC on January 5, 1984 and amended on August 1, 1989 and March 6, 1990, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Securities

        Not applicable.


Item 5. Interests of Named Experts and Counsel

        Not applicable.


Item 6. Indemnification of Directors and Officers

        The Registrant's Restated Certificate of Incorporation provides that no member of the Registrant's Board of Directors or the Executive Committee of such Board will be personally liable to the Registrant or any of its stockholders for monetary damages arising from such member's breach of fiduciary duty. However, this does not apply with respect to any action in which such person would be liable under Section 174 of Title 8 of the General Corporation Law of Delaware, nor does it apply with respect to any liability arising from the fact that such person (i) breached his duty of loyalty to the Registrant; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit.

        Pursuant to the provisions of Section 145 of the General Corporation Law of Delaware, Registrant has power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or of any corporation, partnership, joint venture, trust or other enterprise for which he is or was serving in such capacity at the request of the Registrant, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred by him in


                                      II-1.

connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interests, or not opposed to the best interests, of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        The power to indemnify such person applies to actions brought by or in the right of the Registrant as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct on the past of such person, unless the court, in its discretion, feels that in the light of all the circumstances indemnification should apply.

        To the extent any person referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is entitled pursuant to Section 145 to indemnification as described above. Section 145 also grants power to advance litigation expenses upon receipt of any undertaking to repay such advances in the event no right to indemnification is subsequently shown. The Registrant may also obtain insurance at its expense to protect anyone who might be indemnified, or has a right to insist on indemnification, under the statute.


Item 7. Exemption from Registration Claimed

        Not applicable.


Item 8. Exhibits


     Exhibit Number   Exhibit
     --------------   -------
           4.0        Instruments Defining Rights of Stockholders. Reference is
                      made to Registrant's Registration Statement No. 00-011438
                      on Form 8-A which are incorporated herein by reference
                      pursuant to Item 3(c).

           5.0        Opinion and Consent of Brobeck, Phleger & Harrison LLP.

           23.1       Consent of Independent Auditors - Ernst & Young LLP.

           23.2       Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.

           24.0 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

           99.1       1993 Stock Incentive Plan (as amended and restated on
                      March 20, 1998).

           99.2*      Notice of Grant of Stock Option and Stock Option
                      Agreement.

           99.3*      Addendum to Stock Option Agreement (Change in Control).

           99.4*      Addendum to Stock Option Agreement (Special Tax
                      Elections).

           99.5*      Addendum to Stock Option Agreement (Limited Stock
                      Appreciation Rights).

           99.6*      Addendum to Stock Option Agreement (Financial Assistance).

           99.7*      Stock Issuance Agreement.

           99.8       Employee Stock Purchase Plan.

           99.9       Employee Stock Purchase Plan Enrollment Form

           99.10      Employee Stock Purchase Agreement


           * Exhibits 99.2 through 99.7 are incorporated herein by reference to Exhibits 28.2 through 28.7 of Registrant's Registration Statement No. 33-65866 on Form S-8 which was filed with the SEC on July 12, 1993.


Item 9. Undertakings.

        A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective


                                      II-2.

amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 1993 Stock Incentive Plan or the 1998 Employee Stock Purchase Plan.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the 1933 Act, may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above or otherwise, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.


                                      II-3.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on this day of July
6, 1998.

                             BURR-BROWN CORPORATION

                     By:     /s/ Syrus P. Madavi
                             --------------------------------------------------
                             Syrus P. Madavi
                             President, Chief Executive Officer and Chairman of the Board


                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:

       That the undersigned officers and directors of Burr-Brown Corporation, a Delaware corporation, do hereby constitute and appoint Syrus P. Madavi and J. Scott Blouin and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

       IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                          Title                                  Date
----------                          -----                                  ----

/s/ Syrus P. Madavi
----------------------------        President, Chief                 June 6, 1998
Syrus P. Madavi                     Executive Officer and
                                    Chairman of the Board
                                    (Principal Executive
                                    Officer)


                                      II-4.

Signatures                          Title                                  Date
----------                          -----                                  ----
/s/ Kenneth G. Wolf
----------------------------        Executive Vice President         June 6, 1998
Kenneth G. Wolf


/s/ J. Scott Blouin
----------------------------        Chief Financial Officer          June 6, 1998
J. Scott Blouin                     (Principal Financial and
                                    Accounting Officer)


/s/ Thomas R. Brown, Jr.
----------------------------        Director                         June 6, 1998
Thomas R. Brown, Jr.


/s/ John S. Anderegg, Jr.
----------------------------        Director                         June 6, 1998
John S. Anderegg, Jr.


/s/ Francis J. Aguilar
----------------------------        Director                         June 6, 1998
Francis J. Aguilar


/s/ Marcelo A. Gumucio
----------------------------        Director                         June 6, 1998
Marcelo A. Gumucio


                                      II-5.

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                             BURR-BROWN CORPORATION

                                  EXHIBIT INDEX


    Exhibit Number    Exhibit
    --------------    -------
           4.0        Instruments Defining Rights of Stockholders. Reference is
                      made to Registrant's Registration No. 00-011438 on Form
                      8-A which is incorporated herein by reference pursuant to
                      Item 3(c).

           5.0        Opinion and Consent of Brobeck, Phleger & Harrison LLP.

           23.1       Consent of Independent Auditors - Ernst & Young LLP.

           23.2       Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.

           24.0 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

           99.1       1993 Stock Incentive Plan (as amended and restated on
                      March 20, 1998).

           99.2*      Notice of Grant of Stock Option and Stock Option
                      Agreement.

           99.3*      Addendum to Stock Option Agreement (Change in Control).

           99.4*      Addendum to Stock Option Agreement (Special Tax
                      Elections).

           99.5*      Addendum to Stock Option Agreement (Limited Stock
                      Appreciation Rights).

           99.6*      Addendum to Stock Option Agreement (Financial Assistance).

           99.7*      Stock Issuance Agreement.

           99.8       Employee Stock Purchase Plan.

           99.9       Employee Stock Purchase Plan Enrollment Form

           99.10      Employee Stock Purchase Agreement

           * Exhibits 99.2 through 99.7 are incorporated herein by reference to Exhibits 28.2 through 28.7 of Registrant's Registration Statement No. 33-65866 on Form S-8 which was filed with the SEC on July 12, 1993.